UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2025

REVIVA PHARMACEUTICALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38634	85-4306526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10080 N Wolfe Road, Suite SW3-200, Cupertino, CA		95014
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 501-8881

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RVPH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.07 of this Current Report on Form 8-K, on December 18, 2025, Reviva Pharmaceuticals Holdings, Inc. (“Reviva”, the “Company”, “we”, “us” or “our”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) at which, among other matters of business acted upon, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the Company’s authorized shares of common stock, par value $0.0001 per share (the “Common Stock”), from 315,000,000 to 515,000,000 (the “Increase in Authorized Charter Amendment”).

On December 18, 2025, the Company filed the Increase in Authorized Charter Amendment with the Secretary of State of the State of Delaware and such amendment became effective immediately. The foregoing description of the Increase in Authorized Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Increased in Authorized Charter Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 18, 2025, the Company held the Annual Meeting. The stockholders of the Company acted upon the following proposals at the Annual Meeting: (1) the election of directors, (2) the ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025, (3) the approval, on an advisory basis, of the executive compensation of the Company’s named executive officers, (4) the approval of the Increase in Authorized Charter Amendment to increase the Company’s authorized shares of Common Stock from 315,000,000 to 515,000,000, (5) the approval of an amendment to the Certificate of Incorporation (the “Reverse Split Charter Amendment”) to effect a reverse stock split of the Company’s issued shares of Common Stock, at a specific ratio, ranging from one-for-two (1:2) to one-for-twenty (1:20), at any time prior to December 31, 2026, subject to the determination of the Company’s Board of Directors (the “Board”), in its sole discretion, whether or not to implement the reverse stock split and, if so, at what specific ratio within the foregoing range, without further approval or authorization of the Company’s stockholders, and (6) the approval of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if the number of shares of Common Stock present or represented by proxy at the Annual Meeting and voting “FOR” any of the foregoing proposals presented were insufficient to approve any of said proposals (the “Adjournment Proposal”). As there were sufficient votes at the time of the Annual Meeting to approve all of the foregoing proposals, the Adjournment Proposal was unnecessary and was not submitted to the stockholders for approval at the Annual Meeting, as further described below.

The final voting results were as follows:

1. The election of each of Laxminarayan Bhat, Parag Saxena, Richard Margolin, Purav Patel and Les Funtleyder as directors to hold office for a term of one year, until their successor is duly elected and qualified or they are otherwise unable to complete their term. The votes were cast for this matter as follows:

		Votes	Broker Non-
Nominees	Votes For	Withheld	Votes
Laxminarayan Bhat	14,721,899	2,983,189	29,941,103
Parag Saxena	12,493,765	5,211,323	29,941,103
Richard Margolin	13,419,542	4,285,546	29,941,103
Purav Patel	12,385,097	5,319,991	29,941,103
Les Funtleyder	13,379,008	4,326,080	29,941,103

2. The proposal to ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025, was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,041,510	2,112,140	3,492,541	N/A

3. The proposal to approve, on an advisory basis, the executive compensation of the Company’s named executive officers was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,978,734	4,884,188	842,166	29,941,103

4. The proposal to approve the Increase in Authorized Charter Amendment to increase the Company’s authorized shares of Common Stock from 315,000,000 to 515,000,000 was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,113,463	18,053,328	479,400	N/A

5. The proposal to approve the Reverse Split Charter Amendment to effect a reverse stock split of the Company’s issued shares of Common Stock, at a specific ratio, ranging from one-for-two (1:2) to one-for-twenty (1:20), at any time prior to December 31, 2026, subject to the Board’s determination, in its sole discretion, whether or not to implement the reverse stock split and, if so, at what specific ratio within the foregoing range, without further approval or authorization of the Company’s stockholders was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,098,729	15,228,756	318,706	N/A

6. In connection with the Annual Meeting, the Company also solicited proxies with respect to the Adjournment Proposal to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if the number of shares of Common Stock present or represented by proxy at the Annual Meeting and voting “FOR” any of the foregoing proposals presented were insufficient to approve any of said proposals.

As there were sufficient votes at the time of the Annual Meeting to approve all of the foregoing proposals, the Adjournment Proposal was unnecessary and such proposal was not submitted to the stockholders for approval at the Annual Meeting.

Item 7.01. Regulation FD Disclosure.

On December 23, 2025, the Company issued a press release providing a regulatory update regarding the development of brilaroxazine for the treatment of schizophrenia, announcing that written feedback from the Company’s pre-new drug application (“NDA”) meeting with the U.S. Food and Drug Administration (the “FDA”) includes a recommendation to conduct a second Phase 3 study to generate additional efficacy and safety data prior to the submission of a NDA of brilaroxazine for the treatment of schizophrenia. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01. Other Events.

Regulatory Update on Brilaroxazine Program

On December 23, 2025, the Company reported that it received feedback from the FDA regarding the potential submission of an NDA for brilaroxazine for the treatment of schizophrenia in adults and the associated data, and patient enrollment requirements.  The FDA informed the Company that it strongly encouraged the Company to conduct, prior to submission of an NDA, an additional Phase 3 trial that will be similar in design to the successfully completed RECOVER Phase 3 trial of brilaroxazine utilizing 30 mg and 50 mg doses of brilaroxazine. The Company indicated to the FDA that it will conduct a Phase 3 study incorporating this feedback before submitting an NDA.

The FDA also provided the Company with guidance on, among other topics, methods of data analysis, methods of data presentation, and data requirements for studies of animal pharmacokinetics, human abuse potential, and renal and hepatic impairment.

Subject to sufficient financing, Reviva plans to initiate the RECOVER-2 Phase 3 study for brilaroxazine in schizophrenia (the “RECOVER-2 Trial”) in the first half of 2026, and based on this timeline of intended trial initiation, the Company plans for the RECOVER-2 Trial data to be available in the second quarter of 2027, with a potential NDA targeted for filing in the fourth quarter of 2027, and potential approval in the fourth quarter of 2028. The RECOVER-2 Trial will be similar in design to the Company’s completed RECOVER Phase 3 trial of brilaroxazine, and based on the Company’s current estimates is projected to cost approximately $60 million (consisting of approximately $35 million of direct trial costs and $24 million of general and administrative expenses).

Subject to sufficient financing, Reviva may also initiate a Phase 3 trial of brilaroxazine for negative symptoms or bipolar disorder (the “Negative Symptoms/Bipolar Trial”) in the second quarter of 2026, and based on this timeline of intended trial initiation, the Company plans for the Negative Symptoms/Bipolar Trial data to be available in the third quarter of 2027, with a potential supplemental New Drug Application (sNDA) targeted for filing in the fourth quarter of 2027 for potential approval in the fourth quarter of 2028. Based on the Company’s current estimates, a Negative Symptoms/Bipolar Trial is projected to cost approximately $30 million.

As previously reported, in connection with the Company’s program for the development of brilaroxazine for schizophrenia, the Company has positive data from its successfully completed Phase 2 REFRESH trial, its Phase 3 RECOVER trial, and its Phase 3 RECOVER open-label extension (OLE) trial to assess long-term safety, tolerability and efficacy of brilaroxazine in schizophrenia. Analysis of the Phase 3 RECOVER trial safety data is reflected in the data presented below:

Brilaroxazine Phase 3 RECOVER Trial Safety Data Over 52 Weeks / 1-year
Acute Schizophrenia (Double-blind, 4-week) and Stable Schizophrenia (Open-label, 52-week)

TEAE = Treatment Emergent Adverse Event; Brila = Brilaroxazine                                 *P <0.05 vs Placebo

Recent Warrant Exercises and Estimated Cash Position

From October 1, 2025 through December 16, 2025, the Company issued a total of 19,794,000 shares of common stock upon the exercise of 19,794,000 common stock warrants, with exercise prices ranging between $0.335 and $0.50 per common stock warrant, and resulting in net proceeds of approximately $6.7 million. Including the proceeds of the foregoing warrant exercises, the Company’s cash and cash equivalents as of December 16, 2025 were approximately $14.7 million which the Company believes will be sufficient for its operating expenses, not including expenses related to the RECOVER-2 Trial, through the second quarter of 2026. After giving effect to the foregoing warrant exercises, the Company had 116,849,932 shares of common stock outstanding as of December 16, 2025.

Because the financial data above (including share data and cash balance information) are only preliminary, are measured subsequent to the most recent interim balance sheet date and prior to the completion of upcoming fiscal year-end 2025, and are based on information available to management as of the date of this Current Report on Form 8-K, this information could change. Our financial statements as of, and for the fiscal year ended December 31, 2025, are not yet available. Complete results as of, and for the fiscal year ended December 31, 2025, will be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Accordingly, the information presented above reflects our preliminary financial information as of the date stated above, and has not been reviewed or audited by the Company’s independent registered public accounting firm, and accordingly, our auditors do not express an opinion or any of form of assurance about the above preliminary financial information. As a result, this preliminary financial information may differ from the actual results that will be reflected in our financial statements for the fiscal year ended December 31, 2025 when they are public disclosed, due to factors including events happening through the December 31, 2025 fiscal year-end, audit of the Company’s financial statements including audit adjustments, and other factors. This preliminary financial information may change and those changes may be material.

Risk Factors Update

The Company hereby updates and supplements its Risk Factor disclosure, as set forth in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as previously updated and supplemented by the Risk Factor disclosure as set forth in Part II, Item 1A of the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, by adding the following updates and supplemental disclosure as follows:

We will require substantial additional capital to finance our operations and achieve our goals. If we are unable to raise capital when needed or on terms acceptable to us, we may be forced to delay, reduce or eliminate our research or product development programs, any future commercialization efforts or other operations.

Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is a very time-consuming, expensive and uncertain process that takes years to complete. Our operations have consumed substantial amounts of cash since inception, and we expect our expenses to increase substantially in connection with our ongoing activities, particularly as we advance our lead product candidate, brilaroxazine, RP1208, and any future product candidates through clinical development and potential commercialization activities, if approved. We will require substantial additional funding in order to, among other things, further advance the brilaroxazine program, including conducting additional clinical and regulatory development activities (including our planned RECOVER-2 Phase 3 trial for brilaroxazine in schizophrenia and planned filing of an NDA thereafter) and potential commercialization activities necessary to potentially bring brilaroxazine to market for the treatment of acute and maintenance schizophrenia, if approved. We expect increased expenses as we continue our research and development, initiate additional clinical trials, seek to expand our product pipeline, seek marketing approval for our lead programs and future product candidates, if any, and invest in our organization. In addition, if we obtain marketing approval for any of our product candidates, we expect to incur significant commercialization expenses related to product manufacturing, marketing, sales and distribution. Furthermore, we have incurred and will continue to incur additional costs associated with operating as a public company, such as acquiring and retaining experienced personnel, developing new information technology systems, and other costs associated with being a public company.

Also, we expect to experience ongoing and additional costs related to preparing and filing patent applications, maintaining our intellectual property and potentially expanding our office facilities. Accordingly, we will require substantial additional capital in connection with our continuing operations. Our failure to raise capital as and when needed would have a negative impact on our financial condition, and our ability to pursue our business strategy, and our ability to continue as a going concern. Adequate additional financing may not be available to us on favorable terms, or at all. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If we are unable to raise capital when needed or on favorable terms, we could be forced to delay, reduce or eliminate our research and development programs, our commercialization plans or other operations. Our ability to raise capital may be adversely impacted by potential worsening global economic conditions and disruptions to and volatility in the credit and financial markets in the United States and worldwide resulting from inflation, changes in interest rates, turmoil in the global banking system, geopolitical instability, including the war in Ukraine, the Middle East and public health epidemics, pandemics or other events, or otherwise.

If we are unable to obtain and maintain patent protection for our technology and products or if the scope of the patent protection obtained is not sufficiently broad, we may not be able to compete effectively in our markets.

We rely upon a combination of patents, trade secret protection and confidentiality agreements to protect the intellectual property related to our drug development programs and product candidates. Our success depends in large part on our ability to obtain and maintain patent protection in the United States and other countries with respect to brilaroxazine, RP1208 and any future product candidates. We seek to protect our proprietary position by filing patent applications in the United States and abroad related to our development programs and product candidates. The patent prosecution process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner.

It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. The patent applications that we own may fail to result in issued patents with claims that cover brilaroxazine, RP1208 or any future product candidate in the United States or in other foreign countries. There is no assurance that all of the potentially relevant prior art relating to our patents and patent applications has been found, which can invalidate a patent or prevent a patent from issuing from a pending patent application. Even if patents do successfully issue and even if such patents cover brilaroxazine, RP1208 or any future product candidate, third parties may challenge their validity, enforceability or scope, which may result in such patents being narrowed, invalidated, or held unenforceable. Any successful opposition to these patents or any other patents that we own could deprive us of rights necessary for the successful commercialization of any product candidates that we may develop. Further, if we encounter delays in regulatory approvals, the period of time during which we could market a product candidate under patent protection could be reduced.

If the patent applications we hold with respect to our development programs and product candidates fail to issue, if their breadth or strength of protection is threatened, or if they fail to provide meaningful exclusivity for brilaroxazine, RP1208 or any future product candidate, it could dissuade companies from collaborating with us to develop product candidates, and threaten our ability to commercialize future drugs. Any such outcome could have a material adverse effect on our business.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. In addition, the laws of foreign countries may not protect our rights to the same extent as the laws of the United States. Publications of discoveries in scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, we cannot know with certainty whether we were the first to make or the first to file the inventions claimed in our owned patents or pending patent applications, or that we were the first to file for patent protection of such inventions. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Our pending and future patent applications may not result in patents being issued which protect our technology or products, in whole or in part, or which effectively prevent others from commercializing competitive technologies and products. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection. In connection with the patent position, we initiated and are currently a party of a Derivative Proceeding in the Patent Trial and Appeal Board, or PTAB, of the U.S. Patent and Trademark Office, or USPTO, against a third party, in which we assert that a pending patent application filed by a third party claiming one brilaroxazine form was derived from us and was filed without our authorization.  Moreover, in the future, we may be subject to a third-party pre-issuance submission of prior art to the USPTO, or become involved in additional opposition, derivation, reexamination, inter parties review, post-grant review or interference proceedings challenging our patent rights or the patent rights of others. An adverse determination in any such submission, proceeding or litigation, including the current derivation matter, could reduce the scope of, or invalidate, our patent rights, allow third parties to commercialize our technology or products and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights. In addition, if the breadth or strength of protection provided by our patents and patent applications is threatened, it could dissuade companies from collaborating with us to license, develop or commercialize current or future product candidates.

Various extensions may be available; however the life of a patent, and the protection it affords, is limited. Without patent protection for our current or future product candidates, we may be open to competition from generic versions of such products. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1 hereto, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, as amended, including those relating to the Company’s expectations regarding the anticipated clinical profile of its product candidates, including statements regarding a second Phase 3 clinical trial for brilaroxazine in patients with schizophrenia, anticipated efficacy or safety profile, and those relating to the Company’s expectations, intentions or beliefs regarding matters including product development and clinical trial plans, clinical and regulatory timelines and expenses, planned or potential additional trials and the timing thereof, planned or intended regulatory submissions and the timing thereof, the timing of availability of additional data or initiation of additional trials, trial results, market opportunity, costs of additional trials including statements about estimated costs, and the risk that the actual cost of trials and the Company’s actual expenses may be higher than the Company projects in its estimates, ability to raise sufficient funding, including in an amount sufficient to support the Company’s intended additional trials, trial results, statements about expected approvals or the timing at which approval might be anticipated, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential opportunities for development including partnerships, growth or expansion opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors, on the Company’s operations, clinical development and clinical trial plans, timelines and estimates, which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, the Company’s Quarterly Reports on Form 10-Q filed since such most recent Annual Report on Form 10-K, and the Company’s other filings from time to time with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Reviva Pharmaceuticals Holdings, Inc., dated December 18, 2025.
99.1	Press Release issued by Reviva Pharmaceuticals Holdings, Inc., dated December 23, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVIVA PHARMACEUTICALS HOLDINGS, INC.

Date: December 23, 2025	By:	/s/ Narayan Prabhu
Narayan Prabhu
Chief Financial Officer